Exhibit 99.1

Waters Corporation Continues Transformation with Planned Leadership Transitions

NEWS SUMMARY:

•	Amol Chaubal named Waters Chief Financial Officer

•	Jonathan Pratt named Senior Vice President of new Waters Division

•	Jianqing Bennett named Senior Vice President of TA Instruments Division

•	Mike Harrington, Senior Vice President of Global Markets, and Ian King, Senior Vice President of Global Products, to retire

MILFORD, Mass — April 21, 2021 – Waters Corporation (NYSE: WAT) continues its transformation program with the announcement of several planned leadership appointments and executive retirements.

Amol Chaubal will assume the role of Senior Vice President and Chief Financial Officer, effective May 12, 2021. Mr. Chaubal joins Waters from Quanterix Corporation, a publicly traded life sciences company, where he served as Chief Financial Officer since April 2019, helping to oversee a period of strong shareholder value creation and returns. Amol brings deep experience in pharma and diagnostics and has led many transformations, including those that brought organic and inorganic growth. Michael Silveira, who has served as Interim Chief Financial Officer since January 2021, will resume his previous responsibilities as Corporate Controller and assume the role of Chief Accounting Officer, reporting to Mr. Chaubal, on May 12, 2021.

The Company also announced that Dr. Mike Harrington, Senior Vice President of Global Markets, and Ian King, Senior Vice President of Global Products, will retire following decades of service to Waters. They remain at Waters until July 2, 2021, and then will continue in consultative roles to ensure a smooth transition. Following a comprehensive search process, the Company made the following leadership appointments and organizational changes effective May 1, 2021:

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Waters has established a dedicated Innovation Board chaired by President and CEO Dr. Udit Batra. The Innovation Board includes R&D, business development and marketing leaders from across the Company and was formed to identify unmet needs in the markets the Company serves, assess technology proof of concepts and monitor the execution of top programs.

•

Jonathan Pratt has been named Senior Vice President of the new Waters Division, comprising Global Products and Markets, bringing together commercial and R&D under one leader to drive strong cross-functional collaboration and faster decision-making to better meet customer needs. In this role, he will be responsible for Liquid Chromatography and Mass Spectrometry Instruments, consumables, informatics, sales, marketing and service. Mr. Pratt has more than 20 years of experience in life sciences and joined Waters as Senior Vice President in 2019 where he most recently served as President of TA Instruments and led the R&D and commercial teams with strong customer focus and execution.

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Jianqing Bennett has been named Senior Vice President of TA Instruments Division, succeeding Mr. Pratt. Ms. Bennett most recently served as Senior Vice President, High Growth Markets at Beckman Coulter Diagnostics since 2017, where she helped accelerate revenue growth and market share gain by implementing commercial model changes in China and the EMEA region and driving excellence in commercial execution across all High Growth regions.

Mr. Chaubal, Mr. Pratt and Ms. Bennett will report to Dr. Batra. Kristen Garvey, Vice President of Corporate Communications, will also join the Executive Committee, reporting to Dr. Batra.

“On behalf of the entire Waters team, I want to thank Mike and Ian for their decades of service and contributions to Waters,” said Dr. Batra, Waters President and CEO. “I am personally thankful to both Mike and Ian for all they did to bring me up to speed and help our organization navigate the challenges of

2020. Over nearly 40 years with Waters, Ian has been instrumental in leading the expansion of our product pipeline and global product growth efforts. During his 34 years of service to Waters, Mike oversaw numerous transformations that enhanced Waters’ operational effectiveness and efficiency. As valued mentors to thousands of Waters employees, Mike and Ian have helped build Waters’ deep bench of talent and we wish them both all the best in retirement.”

Dr. Batra continued, “We are off to a good start with our commercial execution and now with these leadership appointments, we have set the stage to develop a competitive long-term strategy. The appointments we announced today follow an extensive search process to identify top candidates who will build on the progress we made in the fourth quarter to regain our commercial momentum and strengthen performance management. Amol, Jon, Jianqing and Kristen have strong records of leading high-performing teams and delivering results, including through transformations. We are pleased to have Amol and Jianqing join our team and look forward to benefitting from their respective financial and operating expertise as we accelerate growth and innovation to further strengthen our customer focus.”

“Jon is a seasoned leader with deep commercial expertise who knows Waters well and will help us strengthen the collaboration between our R&D and commercial operations. I also want to thank Mike Silveira for stepping in during the transition and for setting the foundation for the transformation,” concluded Dr. Batra.

Mr. Chaubal said, “Waters has a strong foundation with industry-leading profitability and strong financial flexibility. I am pleased to join the Waters team at this transformative time and look forward to partnering with Mike Silveira and the Finance team to build on the Company’s momentum and drive enhanced shareholder value.”

Ms. Bennett said, “I have long admired Waters for its commitment to innovation, strong values and tremendous talent. I am excited to lead the TA Instruments business at this pivotal time in the Company’s transformation. I look forward to working with the TA leadership team to advance our strategy and build on Waters’ record of success.”

About Amol Chaubal, Chief Financial Officer, Member of the Executive Committee as of May 12, 2021

Prior to joining Waters, Amol Chaubal was Chief Financial Officer at Quanterix since 2019. From 2017 to 2019, Mr. Chaubal was Chief Financial Officer of Global Operations at Smith & Nephew. Prior to Smith & Nephew, he served as Corporate Vice President and Head of Finance for PAREXEL’s Clinical Research Services and Access business from 2015 to 2017. Between 2013 and 2015, he was the North America Chief Financial Officer and later Regional Chief Operating Officer at Brookfield Renewable Energy Group, part of Brookfield Asset Management. Prior to Brookfield, Mr. Chaubal was Chief Financial Officer North America at Novartis Vaccines & Diagnostics and spent 11 years with Novartis in positions of increasing responsibility across Switzerland, Canada and the United States. He began his career with Procter & Gamble.

He has an MBA from INSEAD (France) and a Master’s in Chemical Engineering from Indian Institute of Technology, Mumbai.

About Jonathan Pratt, SVP, Waters Division, Member of the Executive Committee as of May 1, 2021

Jonathan Pratt served as Senior Vice President and President of TA Instruments at Waters Corporation since 2019. Prior to joining Waters, Mr. Pratt was President of Beckman Coulter Life Sciences (a Danaher operating company), where he spearheaded efforts that drove improved operating profit and revenue growth. Previously, Mr. Pratt held roles of increasing responsibility over 19 years at Pall Corporation, acquired by Danaher in 2015, including Vice President and General Manager from 2013 to 2016 and Senior Vice President of the Food and Beverage division from 2008 to 2013. Earlier in his career, Mr. Pratt served in leadership positions at Whatman (a GE company) and Monsanto UK.

Mr. Pratt also serves on the Board of SPX FLOW, Inc. where he is also a member of the Audit, Compensation and Nominating & Governance Committees.

He holds an MBA from New York University’s Stern School of Business and a B.S. in Chemistry from the University of Reading, UK.

About Jianqing Bennett, SVP, TA Instruments Division, Member of the Executive Committee as of May 1, 2021

Prior to joining Waters, Jianqing Bennett was Senior Vice President, High Growth Markets at Beckman Coulter Diagnostics (a Danaher operating company), where she was responsible for the P&L of High Growth Markets and managed the full portfolio of In-Vitro clinical core laboratory solutions. Prior to Beckman Coulter Diagnostics, she served in roles of increasing responsibility over 14 years at Carestream Health, including President of the Medical Digital Business from 2015 to 2017. Prior to Carestream Health, Ms. Bennett served in multiple roles at GE Healthcare Inc. in the U.S. from 2001 to 2003 and China from 1995 to 1999.

Ms. Bennett holds an MBA in Management Information Systems from The University of Iowa and a B.S. in Biomedical Engineering from Fudan University (Shanghai).

About Kristen Garvey, VP, Corporate Communications, Member of the Executive Committee as of May 1, 2021

Kristen Garvey has served as Vice President of Corporate Communications at Waters Corporation since 2019, leading the Company’s communication strategy across stakeholder groups and overseeing public relations, corporate branding, community involvement and executive and employee communications. From 2018 to 2019, Ms. Garvey served as Senior Director, Corporate Communications at Waters.

Prior to joining Waters, Ms. Garvey served as Senior Director, Internal Communications at Dell from 2016 to 2018. Prior to Dell, she served in a series of leadership roles in internal communications at EMC. Earlier in her career, Ms. Garvey served as a Women’s Network Advisory Board Member at the Greater Boston Chamber of Commerce and held leadership positions at Chadwick Martin Bailey and DataViz.

She earned a B.A. in Communications from the University of Massachusetts Amherst.

About Michael Silveira, Corporate Controller and Chief Accounting Officer, reporting to Amol Chaubal as of May 12, 2021

Prior to being appointed Interim Chief Financial Officer of Waters Corporation in January 2021, Michael Silveira served as Vice President and Corporate Controller since 2013, assuming responsibility over treasury, tax and corporate financial planning and analysis, and accounting and external reporting in 2018. From 2004 to 2013, Mr. Silveira served as Assistant Corporate Controller.

Prior to Waters, Mr. Silveira held several senior financial management positions with Astro-Med (now known as AstroNova), Textron and KPMG.

He earned a B.S. in Accounting from Providence College and is a Certified Public Accountant.

About Waters

Waters Corporation (NYSE:WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, food and environmental sciences for more than 60 years. With more than 7,400 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events, including statements regarding leadership transitions and the Company’s transformation program. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “will,” “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. Actual future results and events may differ significantly from the results and events discussed in the forward-looking statements within this release for a variety of reasons, including the factors that are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Contacts

Waters Corporation

Bryan Brokmeier, 508-482-3448

investor_relations@waters.com

Senior Director Investor Relations

Waters Corporation

Kevin Kempskie, 617-413-4333

pr@waters.com

Senior Director Public Relations